UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____September 15, 2016______

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported, the Company previously entered into registered direct offerings with certain institutional investors, which closed on November 25, 2013, December 24, 2015 and March 3, 2016 (collectively, the “Offerings”), and included, respectively, Common Stock Purchase Warrants exercisable for five years at $5.35 per share (the “November Warrants”), Common Stock Purchase Warrants exercisable for five years following the six month anniversary of their issuance at $4.50 per share (the “December Warrants) and Series A Common Stock Purchase Warrants exercisable for five years following the six month anniversary of their issuance at $2.25 per share (the “Series A Warrants” and, collectively with the November Warrants and the December Warrants, the “Prior Warrants”).

On September 15, 2016, the Company entered into agreements (the “Agreements”) with certain holders (the “Holders”) of the Prior Warrants, pursuant to which the Holders are exercising their Prior Warrants to purchase 3,486,814 shares of Common Stock, in the aggregate. In consideration, the Company agreed to reduce the exercise price of the Prior Warrants to $0.35 per share, for gross proceeds of approximately $1,220,384, and agreed to issue new Series G Common Stock Purchase Warrants (the “Series G Warrants”) to purchase up to 3,486,814 shares of Common Stock at an exercise price of $0.52 per share (subject to customary adjustments such as for stock splits and dividends), with an exercise period of five years, commencing six months after issuance.

In addition, the Company entered into a Registration Rights Agreement with the Holders pursuant to which the Company will file a registration statement with the SEC under the Securities Act of 1933, as amended, covering the resale of the shares underlying the exercise of the Series G Warrants (the “Registrable Securities”) within 30 days after execution of the Registration Rights Agreement.

The Company plans to use the proceeds of the offering for costs related to preparing for and initiating Phase II clinical trials, and working capital.

The foregoing summaries of the terms of the Agreements, the Series G Warrants, the Registration Rights Agreement and the Engagement Agreement, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Series G Warrants by the Company and the shares of Common Stock issuable upon exercise of the Series G Warrants is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Letter Purchase Agreement dated September 15, 2016 by and between Northwest Biotherapeutics, Inc. and certain purchasers (1)

10.2	Form of Series G Common Stock Purchase Warrant (1)
10.3	Form of Registration Rights Agreement (1)

10.4	Engagement Agreement, dated September 14, 2016 (1)

(1) To be filed by amendment.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: September 15, 2016	By:	/s/ Linda F. Powers
Name: Linda F. Powers Title: Chief Executive Officer